EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contacts:
Michael LaVelle	Bill Bartkowski
Chief Executive Officer	Managing Director
Analysts International	BlueFire Partners
Phone: 952-835-5900	Phone 612-344-1012
mlavelle@analysts.com	bartkowski@bluefirepartners.com

Analysts International Reports Results for 2003 4th Quarter

Quarterly Revenue Above Earlier Estimates; Continued Emphasis Placed on
Enhancing Efficiency and Positioning for Future Growth and Profitability

MINNEAPOLIS, February 26, 2004 - Analysts International (NASDAQ: ANLY) today reported the results for its fourth quarter ended January 3, 2004.  Revenues totaled $83.2 million for the quarter, higher than the Company’s original guidance. This figure compares to $93.3 million for the comparable quarter a year ago. The net loss for the quarter of $481,000 or $(0.02) on a diluted earnings per share basis, compares to a net loss of $81,000 or essentially breakeven on a diluted earnings per share basis, for the fourth quarter a year ago. As management noted earlier this month, operating results were approximately $0.02 per share below guidance due in large part to costs associated with organizational changes focused on reducing future operating costs.

For the twelve months ended January 3, 2004, the Company reported revenues of $331.9 million, compared with $426.2 million last year. Year to date the Company reported a loss of $1,524,000 or $(0.06) per share, compared to a loss of $21.0 million or $(0.87) per share for the comparable period a year ago. The comparable period last year includes a $16.4 million, or $(0.68) per share, charge to write-off goodwill upon the adoption of SFAS No. 142, Accounting for Goodwill and Other Intangibles.

Fourth quarter revenues were comprised of $70.8 million in direct revenue and $12.4 million in subsupplier billings that are processed through the Company as specified in contracts with certain customers. The mix of revenues during the quarter ended January 3, 2004 was 44% business solutions and 56% staffing.

Michael LaVelle, president and chief executive officer, said, “During the quarter we launched important new initiatives; we view these initiatives as key investments in improving our future profitability and expanding our market share.

“As the result of the solid progress we achieved in 2003 in building key strategic alliances, streamlining our organization and controlling expenses, we are now positioned to capitalize on the apparent stabilization of the IT services market,” LaVelle said. “In addition, our offshore services capability, including both new internal resources and key global strategic alliances, has strong momentum to become the profitable and growing business that we envision. With new channel partners that are helping us to extend our brand and market reach, and with a strong and talented internal organization, we are excited about our readiness to increase market share in 2004 and for the long term.

“By embracing the sweeping changes that have occurred in our industry over the past four years, and by confidently launching strategies that capitalize on those changes, it is our belief that we are today better equipped to achieve profitable growth in the years ahead,” LaVelle said.

LaVelle noted the Company would provide guidance for the first quarter of 2004 on the conference call scheduled for later today.

Analysts will host a conference call today at 9:30 a.m. (CST) to discuss these results. Interested parties may access the call via the Internet at www.analysts.com or may dial 888-397-6435 a few minutes before the scheduled start and ask for the Analysts International call and leader Mike LaVelle.  No advanced registration is required to participate.  A replay of the call will be available at www.analysts.com.

About Analysts International

Headquartered in Minneapolis, Analysts International is a diversified IT services company.  In business for more than 37 years, the company has sales and customer support offices in the United States and Canada.  Lines of business include the Sequoia Services Group, which provides business solutions and network infrastructure services; Managed Services Group, which provides a comprehensive range of outsourced business functions; and IT Supplemental Resources, which provides high demand resources for supporting a client’s IT staffing needs. For more information, visit http://www.analysts.com.

Statements contained herein, which are not strictly historical fact, are forward-looking statements.  Words such as “believes,” “intends,” “possible,” “expects,” “estimates,” “anticipates,” or “plans” and similar expressions are intended to identify forward-looking statements.   Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on the Company’s current expectations relating to future revenues, earnings,  results of operations and future sales or growth.  The Company’s actual results may vary materially from those projected due to certain risks and uncertainties such as the general state of the economy, volume of business activity, continued need for our services by current and prospective clients, client cancellations, the Company’s ability to control and improve profit margins, including our ability to control operating costs and hourly rates for our services, the availability and utilization of qualified technical personnel and other similar factors.  For more information concerning risks and uncertainties to the Company’s business refer to the discussion in the “Market Condition, Business Outlook and Risks to Our Business” section in the Company’s Annual Report for the year ending December 28, 2002, and the Company’s prior Annual Reports, 10-Ks, 10-Qs, other Securities and Exchange Commission filings and investor relations materials.

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Analysts International Corporation

Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
(in thousands except per share amounts)	January 3, 2004	December 28, 2002	January 3, 2004	December 28, 2002
Professional services revenue:
Provided directly	$70,846	$74,794	$281,356	$327,582
Provided through subsuppliers	12,366	18,524	50,543	98,578
Total revenue	83,212	93,318	331,899	426,160
Expenses:
Salaries, contracted services and direct charges	67,604	77,314	271,205	353,715
Selling, administrative and other operating costs	15,849	15,707	61,511	73,694
Amortization of intangible assets	193	193	773	785
Loss on sale of corporate headquarters building	—	—	—	1,860

Operating (loss) income	(434)	104	(1,590)	(3,894)
Loss on investment	—	(190)	—	(190)
Non-operating income	15	3	79	122
Interest expense	(5)	(45)	(13)	(1,042)
Loss on debt extinguishment	—	—	—	(744)
Loss before income taxes and cumulative effect of change in accounting principle	(424)	(128)	(1,524)	(5,748)
Income tax (benefit)	57	(47)	——	(1,106)
Net loss before cumulative effect of change in accounting principle	(481)	(81)	(1,524)	(4,642)
Cumulative effect of change in accounting for goodwill	—	—	—	(16,389)
Net loss	$(481)	$(81)	$(1,524)	$(21,031)

Per common share:
Basic loss:
Loss before cumulative effect of change in accounting principle	$(.02)	$(.00)	$(.06)	$(.19)
Cumulative effect of change in accounting for goodwill	—	—	—	(.68)
Basic loss:	$(.02)	$(.00)	$(.06)	$(.87)

Diluted loss:
Loss before cumulative effect of change in accounting principle	$(.02)	$(.00)	$(.06)	$(.19)
Cumulative effect of change in accounting for goodwill	—	—	—	(.68)
Diluted loss:	$(.02)	$(.00)	$(.06)	$(.87)

Average common shares outstanding	24,210	24,199	24,201	24,198
Average common and common equivalent shares outstanding	24,210	24,199	24,201	24,198

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Analysts International Corporation

Consolidated Balance Sheets

(In thousands)	January 3, 2004	December 28, 2002

Assets

Current assets:
Cash and cash equivalents	$4,499	$54
Accounts receivable, less allowance for doubtful accounts	55,623	59,776
Other current assets	4,737	8,848
Total current assets	64,859	68,678
Property and equipment, net	6,297	7,071
Other assets	30,739	30,995
	$101,895	$106,744

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$15,825	$18,966
Line of Credit	—	324
Salaries and vacations	7,774	6,036
Self-insured health care reserves and other amounts	2,829	3,307
Deferred revenue	2,766	4,340
Total current liabilities	29,194	32,973
Long-term liabilities	4,038	3,605
Shareholders’ equity	68,663	70,166
	$101,895	$106,744